EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
Heather Dickinson	Liz Lemon
Cisco Systems, Inc.	Cisco Systems, Inc.
(212) 714-4350	(408) 527-8452
hdickins@cisco.com	lemon@cisco.com

CISCO SYSTEMS REPORTS THIRD QUARTER EARNINGS

•	Q3 Net Sales: $7.3 billion

•	Q3 Net Income: $1.4 billion GAAP; $1.8 billion non-GAAP

•	Q3 Earnings Per Share: $0.22 GAAP; $0.29 non-GAAP

SAN JOSE, Calif. — May 9, 2006 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its third quarter results for the period ended April 29, 2006.

Net sales for the third quarter of fiscal 2006 were $7.3 billion, compared with $6.2 billion for the third quarter of fiscal 2005 and compared with $6.6 billion for the second quarter of fiscal 2006. On February 24, 2006, Cisco completed the acquisition of Scientific-Atlanta, Inc., which contributed $407 million to net sales for the third quarter of fiscal 2006.

Net income for the third quarter of fiscal 2006, on a generally accepted accounting principles (GAAP) basis, was $1.4 billion or $0.22 per share, which includes stock-based compensation expense related to employee stock options and employee stock purchases of $188 million, net of tax, or $0.03 per share. Net income prior to fiscal 2006 did not include stock-based compensation expense related to employee stock options and employee stock purchases. Including the pro forma stock-based compensation expense previously disclosed in Cisco’s financial statements footnotes, net income for the third quarter of fiscal 2005 was $1.2 billion or $0.18 per share. Net income for the second quarter of fiscal 2006, on a GAAP basis, was $1.4 billion or $0.22 per share, which includes stock-based compensation expense related to employee stock options and employee stock purchases of $188 million, net of tax, or $0.03 per share. Please refer to the table on page 9 for a comparison of net income, including the effect of stock-based compensation expense. Net income on a GAAP basis, which does not include the effect of stock-based compensation expense, for the third quarter of fiscal 2005 was $1.4 billion or $0.21 per share.

Non-GAAP net income for the third quarter of fiscal 2006 was $1.8 billion or $0.29 per share, compared with $1.5 billion or $0.23 per share for the third quarter of fiscal 2005, and compared with $1.6 billion or $0.26 per share for the second quarter of fiscal 2006. A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in a table on page 8.

A tax benefit of $124 million or $0.02 per share relating to a foreign tax settlement was reflected in both the GAAP and the non-GAAP results for the third quarter and first nine months of fiscal 2006.

Net sales for the first nine months of fiscal 2006 were $20.5 billion, compared with $18.2 billion for the first nine months of fiscal 2005.

Net income for the first nine months of fiscal 2006, on a GAAP basis, was $4.0 billion or $0.64 per share, which includes stock-based compensation related to employee stock options and employee stock purchases of $604 million, net of tax, or $0.10 per share. Including the pro forma stock-based compensation expense previously disclosed in Cisco’s financial statements footnotes, net income for the first nine months of fiscal 2005 was $3.4 billion or $0.52 per share. Net income on a GAAP basis, which does not include the effect of stock-based compensation expense, for the first nine months of fiscal 2005 was $4.2 billion or $0.63 per share.

Non-GAAP net income for the first nine months of fiscal 2006 was $5.0 billion or $0.80 per share, compared with $4.4 billion or $0.67 per share for the first nine months of fiscal 2005.

During the third quarter of fiscal 2006, Cisco completed the aforementioned acquisition of Scientific-Atlanta, Inc. and the acquisition of SyPixx Networks, Inc.

“Cisco’s third quarter was marked by record revenues and strong results in orders and earnings per share,” said John Chambers, president and CEO, Cisco Systems, Inc. “We saw a number of highlights this quarter, notably the growth of our U.S. and emerging markets, the continued strength of the commercial market segment and advanced technologies, and the balanced performance across most of our key product categories.”

“The technology industry is being redefined as intelligence moves throughout the network,” Chambers continued. “Not only is the network becoming the primary driver of IT, but it is also driving all forms of communications. Cisco anticipated this market evolution years ago, and today, we are seeing the benefits from our investments. We believe Cisco is uniquely positioned to enable the future of IT and communications.”

Cisco will discuss third quarter 2006 results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $2.3 billion for the third quarter of fiscal 2006, compared with $1.9 billion for the third quarter of fiscal 2005, and compared with $1.9 billion for the second quarter of fiscal 2006.

•	Cash and cash equivalents and investments were $18.2 billion at the end of the third quarter of fiscal 2006, compared with $16.1 billion at the end of the fourth quarter of fiscal 2005, and compared with $15.0 billion at the end of the second quarter of fiscal 2006.

•	During the third quarter of fiscal 2006, Cisco repurchased 60 million shares of common stock at an average price of $20.34 per share for an aggregate purchase price of $1.2 billion. As of April 29, 2006, Cisco had repurchased and retired 1.8 billion shares of Cisco common stock at an average price of $18.21 per share for an aggregate purchase price of approximately $32.6 billion since the inception of the stock repurchase program.

•	Days sales outstanding (DSO) in accounts receivable at the end of the third quarter of fiscal 2006 were 36 days, compared with 31 days at the end of the fourth quarter of fiscal 2005, and compared with 35 days at the end of the second quarter of fiscal 2006.

•	Inventory turns on a GAAP basis were 7.7 in the third quarter of fiscal 2006, compared with 6.6 in the fourth quarter of fiscal 2005, and compared with 6.5 in the second quarter of fiscal 2006. Non-GAAP inventory turns were 7.4 in the third quarter of fiscal 2006, compared with 6.4 in the second quarter of fiscal 2006.

•	During the third quarter of fiscal 2006, Cisco completed its debt offering of senior unsecured notes in an aggregate principal amount of $6.5 billion.

“Our third quarter results demonstrate another solid quarter of profitable growth,” said Dennis Powell, chief financial officer, Cisco Systems, Inc. “With total revenue of $7.3 billion, up 12% year over year, excluding the impact of Scientific-Atlanta, $2.3 billion of cash generated from operations and strong earnings per share growth, we are pleased with how we are executing against our plan for long-term growth.”

Powell continued, “We would like to congratulate the Scientific-Atlanta and Cisco teams on a successful combined first quarter of operations.”

Business Highlights

•	Cisco announced the Cisco Unified Communications system, a new suite of voice, data and video products and applications specifically designed to help organizations of all sizes communicate more effectively.
•	Deutsche Telekom AG and Cisco announced that T-Online, a division of Deutsche Telekom, is driving growth of its “T-Home” triple-play service delivered over T-Com’s broadband network. This network is based on the Cisco Internet Protocol Next-Generation Network (IP NGN) architecture.
•	BT Group awarded a contract to Cisco for the supply of IP NGN technologies in the core and metro area network domains in BT’s 21st Century Network.
•	Cox Communications will standardize on Cisco IP Contact Center solutions to provide customer service and support to its subscribers.
•	The Airport Authority Hong Kong deployed a Cisco Unified Wireless Network Solution to replace its existing installation, creating one of the world’s largest airport wireless local area networks in terms of coverage and number of access points.
•	Cisco announced it is working with Intel, Nokia, Research In Motion and other technology leaders to drive enterprise adoption of voice-ready wireless networks.

Editor’s Note:

•	Q3 FY’06 conference call to discuss Cisco’s results along with its business outlook to be held at 1:30 p.m. Pacific Time, Tuesday, May 9, 2006. Conference call number is 888-848-6507 (United States); 212-519-0847 (international).

•	Conference call replay will be available from 4:30 p.m. Pacific Time, May 9, 2006 to 4:30 p.m. Pacific Time, May 16, 2006 at 866-357-4205 (United States); 203-369-0122 (international). The replay is also available from May 9, 2006 through July 21, 2006 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	Additional information regarding Cisco’s financials as well as a Webcast of the conference call with visuals designed to guide participants through the call will be available at 1:30 p.m. Pacific Time, May 9, 2006. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO on Q3 FY’06 results will be available at http://newsroom.cisco.com.

About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies including the businesses and technologies of Scientific-Atlanta, Inc.; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks, including risks relating to our transition to a new manufacturing model; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; natural catastrophic events; a pandemic or epidemic; achievement of the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; currency fluctuations and other international factors; potential volatility in operating results and other factors listed in Cisco’s most recent reports on Form 10-K, 10-Q and 8-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-Q and report on Form 8-K filed on February 10, 2006, each as it may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 29, 2006 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, non-GAAP shares used in net income per share calculation, non-GAAP inventory turns and other non-GAAP line items from the Non-GAAP Consolidated Statements of Operations, including cost of sales, gross margin, operating expenses (including research and development, sales and marketing, and general and administrative expenses), operating income, other income, net, interest and other income, net, income before provision for income taxes, and provision for income taxes.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures and the Non-GAAP Consolidated Statements of Operations are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data and non-GAAP shares used in net income per share calculation, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include stock-based compensation expense related to employee stock options and employee stock purchases, impact to cost of sales from purchase accounting adjustments to inventory, payroll tax on stock option exercises, compensation expense related to acquisitions and investments, in-process research and development, amortization of purchased intangible assets, (gain) loss on publicly traded equity securities and the income tax effects of the foregoing. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

Cisco further believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified amounts that impact different line items in the Consolidated Statements of Operations (including cost of sales, gross margin, operating expenses (including research and development, sales and marketing, and general and administrative expenses), operating income, other income, net, interest and other income, net, income before provision for income taxes, and provision for income taxes) that it is useful to investors to understand how these specific line items in the Consolidated Statements of Operations are affected by these adjustments. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, and for additional information regarding these non-GAAP measures, we refer you to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Copyright© 2006 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems and the Cisco Systems logo are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005
NET SALES:
Product	$6,155	$5,189	$17,183	$15,328
Service	1,167	998	3,317	2,892

Total net sales	7,322	6,187	20,500	18,220

COST OF SALES:
Product	2,193	1,697	5,718	5,012
Service	403	355	1,180	1,005

Total cost of sales	2,596	2,052	6,898	6,017

GROSS MARGIN	4,726	4,135	13,602	12,203

OPERATING EXPENSES:
Research and development	1,041	823	3,003	2,439
Sales and marketing	1,547	1,190	4,431	3,452
General and administrative	298	244	858	702
Amortization of purchased intangible assets	99	54	214	171
In-process research and development	88	6	90	20

Total operating expenses	3,073	2,317	8,596	6,784

OPERATING INCOME	1,653	1,818	5,006	5,419
Interest income, net	142	142	464	399
Other income, net	17	8	17	65

Interest and other income, net	159	150	481	464

INCOME BEFORE PROVISION FOR INCOME TAXES	1,812	1,968	5,487	5,883
Provision for income taxes	412	563	1,451	1,682

NET INCOME	$1,400	$1,405	$4,036	$4,201

Net income per share:
Basic	$0.23	$0.22	$0.65	$0.64

Diluted	$0.22	$0.21	$0.64	$0.63

Shares used in per-share calculation:
Basic	6,160	6,435	6,184	6,529

Diluted	6,289	6,541	6,300	6,656

Net income for the third quarter and the first nine months of fiscal 2006 included stock-based compensation expense related to employee stock options and employee stock purchases, net of tax, of $188 and $604, respectively, under SFAS 123(R). There was no stock-based compensation expense related to employee stock options and employee stock purchases under SFAS 123 in fiscal 2005 because the Company did not adopt the recognition provisions of SFAS 123.

ALLOCATION OF STOCK-BASED COMPENSATION EXPENSE RELATED TO EMPLOYEE STOCK OPTIONS AND EMPLOYEE STOCK PURCHASES

The following table summarizes stock-based compensation expense related to employee stock options and employee stock purchases which was allocated as follows (in millions):

	Three Months Ended		Nine Months Ended
	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005
Cost of sales — product	$11	$—	$41	$—
Cost of sales — service	28	—	90	—

Stock-based compensation expense included in cost of sales	39	—	131	—

Research and development	86	—	279	—
Sales and marketing	107	—	340	—
General and administrative	29	—	89	—

Stock-based compensation expense included in operating expenses	222	—	708	—
Total stock-based compensation expense related to employee stock options and employee stock purchases	261	—	839	—
Tax benefit	(73)	—	(235)	—

Stock-based compensation expense related to employee stock options and employee stock purchases, net of tax	$188	—	$604	—

Net income including pro forma stock-based compensation expense as previously disclosed in Cisco’s financial statements footnotes for the third quarter and the first nine months of fiscal 2005 was $1.2 billion or $0.18 per diluted share and $3.4 billion or $0.52 per diluted share, respectively. Please refer to the table on page 9 for a comparison of net income including the effect of stock-based compensation expense.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005
NET SALES:
Product	$6,155	$5,189	$17,183	$15,328
Service	1,167	998	3,317	2,892

Total net sales	7,322	6,187	20,500	18,220

COST OF SALES:
Product (a), (b), (f)	2,136	1,697	5,631	5,012
Service (a)	375	355	1,090	1,005

Total cost of sales (a), (b), (f)	2,511	2,052	6,721	6,017

GROSS MARGIN (a), (b), (f)	4,811	4,135	13,779	12,203

OPERATING EXPENSES:
Research and development (a), (c), (d)	925	790	2,634	2,362
Sales and marketing (a), (c), (d)	1,431	1,180	4,070	3,414
General and administrative (a), (c), (d)	268	237	765	684

Total operating expenses (a), (c)-(f)	2,624	2,207	7,469	6,460

OPERATING INCOME (a)-(f)	2,187	1,928	6,310	5,743
Interest income, net	142	142	464	399
Other income, net (g)	17	8	17	12

Interest and other income, net (g)	159	150	481	411

INCOME BEFORE PROVISION FOR INCOME TAXES (a)-(g)	2,346	2,078	6,791	6,154
Provision for income taxes (h)	533	582	1,777	1,723

NET INCOME (a)-(h)	$1,813	$1,496	$5,014	$4,431

Net income per share:
Basic (a)-(h)	$0.29	$0.23	$0.81	$0.68

Diluted (a)-(h)	$0.29	$0.23	$0.80	$0.67

Shares used in per-share calculation:
Basic	6,160	6,435	6,184	6,529

Diluted	6,291	6,541	6,287	6,656

Cisco’s non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, the above Non-GAAP Consolidated Statements of Operations are not based on a comprehensive set of accounting rules or principles.

A reconciliation between net income on a GAAP basis and non-GAAP net income including items (a)-(h) is provided in a table on page 8.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Nine Months Ended
	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005
GAAP net income	$1,400	$1,405	$4,036	$4,201
(a) Stock-based compensation expense related to employee stock options and employee stock purchases*	261	—	839	—
(b) Impact to cost of sales from purchase accounting adjustments to inventory	22	—	22	—
(c) Payroll tax on stock option exercises*	8	3	13	7
(d) Compensation expense related to acquisitions and investments*	32	47	102	126
(e) In-process research and development	88	6	90	20
(f) Amortization of purchased intangible assets*	123	54	238	171
(g) (Gain) on publicly traded equity securities	—	—	—	(53)
(h) Income tax effect	(121)	(19)	(326)	(41)

Non-GAAP net income	$1,813	$1,496	$5,014	$4,431

For the three month period ended January 28, 2006, non-GAAP net income and non-GAAP net income per share excluded the following items: stock-based compensation expense related to employee stock options and employee stock purchases of $261; payroll tax on stock option exercises of $3; compensation expense related to acquisitions and investments of $30; amortization of purchased intangible assets of $56 million; and income tax effect of ($93).

Note:

*	In Q3 FY’06, stock-based compensation expense of $261 was allocated as follows: $39 to cost of sales ($11 to product cost of sales and $28 to service cost of sales), $86 to R&D, $107 to S&M and $29 to G&A. In Q3 FY’06, payroll tax on stock option exercises of $8 and compensation expense related to acquisitions and investments of $32 was allocated as follows: $30 to R&D, $9 to S&M and $1 to G&A. In Q3 FY’05, payroll tax on stock option exercises of $3 and compensation expense related to acquisitions and investments of $47 was allocated as follows: $33 to R&D, $10 to S&M and $7 to G&A. In the first nine months of FY’06, stock-based compensation expense of $839 was allocated as follows: $131 to cost of sales ($41 to product cost of sales and $90 to service cost of sales), $279 to R&D, $340 to S&M and $89 to G&A. In the first nine months of FY’06, payroll tax on stock option exercises of $13 and compensation expense related to acquisitions and investments of $102 was allocated as follows: $90 to R&D, $21 to S&M and $4 to G&A. In the first nine months of FY’05, payroll tax on stock option exercises of $7 and compensation expense related to acquisitions and investments of $126 was allocated as follows: $77 to R&D, $38 to S&M and $18 to G&A. In Q3 of FY’06, amortization of purchased intangible assets of $123 was allocated as follows: $24 to product cost of sales and $99 to operating expenses. In the first nine months of FY’06, amortization of purchased intangible assets of $238 was allocated as follows: $24 to product cost of sales and $214 to operating expenses.

In calculating non-GAAP inventory turns for the third quarter of fiscal 2006 stock-based compensation expense of $39, amortization of purchased intangible assets of $24 and impact to cost of sales from purchase accounting adjustments to inventory of $22 were excluded from cost of sales. In calculating non-GAAP inventory turns for the second quarter of fiscal 2006 stock-based compensation expense of $39 was excluded from cost of sales. In calculating non-GAAP gross margins for the third quarter of fiscal 2006, stock-based compensation expense of $39 was excluded from cost of sales ($11 from product cost of sales and $28 from service cost of sales), and amortization of purchased intangible assets of $24 and impact to cost of sales from purchase accounting adjustments to inventory of $22 were excluded from product cost of sales. In calculating non-GAAP gross margins for the first nine months of fiscal 2006, stock-based compensation expense of $131 was excluded from cost of sales ($41 from product cost of sales and $90 from service cost of sales), and amortization of purchased intangible assets of $24 and impact to cost of sales from purchase accounting adjustments to inventory of $22 were excluded from product cost of sales.

RECONCILIATION OF SHARES USED IN THE CALCULATION OF

GAAP TO NON-GAAP DILUTED NET INCOME PER SHARE

(In millions)

	Three Months Ended		Nine Months Ended
	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005
Diluted shares used in per-share calculation — GAAP	6,289	6,541	6,300	6,656
Effect of SFAS 123(R)	2	—	(13)	—

Diluted shares used in per-share calculation — Non-GAAP	6,291	6,541	6,287	6,656

COMPARISON OF NET INCOME INCLUDING THE EFFECT OF STOCK-BASED

COMPENSATION EXPENSE RELATED TO EMPLOYEE STOCK OPTIONS AND EMPLOYEE STOCK PURCHASES

UNDER SFAS 123(R) and SFAS 123

(In millions, except per-share amounts)

	Three Months Ended		Nine Months Ended
	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005
Net income — as reported for prior periods (1)	N/A	$1,405	N/A	$4,201
Stock-based compensation expense related to employee stock options and employee stock purchases	$(261)	(377)	$(839)	(1,265)
Tax benefit	$73	151	$235	506

Stock-based compensation expense related to employee stock options and employee stock purchases, net of tax (2)	$(188)	(226)	(604)	(759)

Net income, including the effect of stock-based compensation expense (3)	$1,400	1,179	$4,036	3,442

Diluted net income per share — as reported for prior periods (1)	N/A	$0.21	N/A	$0.63
Stock-based compensation expense related to employee stock options and employee stock purchases, net of tax, per share (2)	$(0.03)	$(0.03)	$(0.10)	$(0.11)

Diluted net income per share, including the effect of stock-based compensation expense (3)	$0.22	$0.18	$0.64	$0.52

Notes:

(1)	Net income and net income per share prior to fiscal 2006 did not include stock-based compensation expense related to employee stock options and employee stock purchases under SFAS 123 because Cisco did not adopt the recognition provisions of SFAS 123.
(2)	Stock-based compensation expense and stock-based compensation expense per share prior to fiscal 2006 is calculated based on the pro forma application of SFAS 123 as previously disclosed in Cisco’s financial statements footnotes.
(3)	Net income and net income per share prior to fiscal 2006 represents pro forma information based on SFAS 123 as previously disclosed in Cisco’s financial statements footnotes.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 29, 2006	July 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$4,237	$4,742
Investments	13,946	11,313
Accounts receivable, net of allowance for doubtful accounts of $180 at April 29, 2006 and $162 at July 30, 2005	2,980	2,216
Inventories	1,313	1,297
Deferred tax assets	1,484	1,475
Prepaid expenses and other current assets	1,527	967

Total current assets	25,487	22,010
Property and equipment, net	3,479	3,320
Goodwill	9,186	5,295
Purchased intangible assets, net	2,356	549
Other assets	2,574	2,709

TOTAL ASSETS	$43,082	$33,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$837	$735
Income taxes payable	1,346	1,511
Accrued compensation	1,431	1,317
Deferred revenue	4,300	3,854
Other accrued liabilities	2,516	2,094

Total current liabilities	10,430	9,511

Long-term debt, less current maturities	6,346	—
Deferred revenue	1,188	1,188
Other long term liabilities	495	—

Total liabilities	18,459	10,699

Minority interest	8	10

Shareholders’ equity	24,615	23,174

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,082	$33,883

Note:

Long-term investments and the related deferred taxes on unrealized gains and losses on investments as of July 30, 2005 have been reclassified to current assets in order to conform to the current period’s presentation.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 29, 2006	April 29, 2005
Cash flows from operating activities:
Net income	$4,036	$4,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	856	757
Stock-based compensation expense related to employee stock options and employee stock purchases	839	—
Stock-based compensation expense related to acquisitions and investments	75	120
Provision for doubtful accounts	22	3
Provision for inventory	125	161
Deferred income taxes	(79)	216
Tax benefits from employee stock option plans	—	196
Excess tax benefits from stock-based compensation	(385)	—
In-process research and development	90	20
Net (gains) losses and impairment charges on investments	(74)	(83)
Other	31	—
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(588)	(407)
Inventories	54	(229)
Prepaid expenses and other current assets	(228)	24
Lease receivables, net	(98)	(123)
Accounts payable	(86)	41
Income taxes payable	273	277
Accrued compensation	65	(213)
Deferred revenue	414	315
Other accrued liabilities	240	(144)

Net cash provided by operating activities	5,582	5,132

Cash flows from investing activities:
Purchases of investments	(17,154)	(15,088)
Proceeds from sales and maturities of investments	14,539	17,147
Acquisition of property and equipment	(595)	(470)
Acquisition of businesses, net of cash and cash equivalents	(5,347)	(611)
Change in investments in privately held companies	(158)	(160)
Purchase of minority interest of Cisco Systems, K.K. (Japan)	(25)	(9)
Other	(31)	92

Net cash (used in) provided by investing activities	(8,771)	901

Cash flows from financing activities:
Issuance of common stock	1,282	592
Repurchase of common stock	(5,478)	(7,743)
Issuance of debt	6,481	—
Excess tax benefits from stock-based compensation	385	—
Other	14	37

Net cash provided by (used in) financing activities	2,684	(7,114)

Net decrease in cash and cash equivalents	(505)	(1,081)
Cash and cash equivalents, beginning of period	4,742	3,722

Cash and cash equivalents, end of period	$4,237	$2,641

Note:

Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	April 29, 2006	July 30, 2005
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$4,237	$4,742
Fixed income securities	12,860	10,372
Publicly traded equity securities	1,086	941

Total	$18,183	$16,055

INVENTORIES
Raw materials	$164	$82
Work in process	336	431
Finished goods:
Distributor inventory and deferred cost of sales	411	385
Manufacturing finished goods	208	184

Total finished goods	619	569
Service-related spares	158	180
Demonstration systems	36	35

Total	$1,313	$1,297

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,625	$3,492
Computer equipment and related software	1,336	1,244
Production, engineering, and other equipment	3,589	3,095
Operating lease assets	143	136
Furniture and fixtures	360	355

	9,053	8,322
Less, accumulated depreciation and amortization	(5,574)	(5,002)

Total	$3,479	$3,320

LEASE RECEIVABLES, NET (a)
Current	$301	$248
Noncurrent	398	353

Total	$699	$601

OTHER ASSETS
Deferred tax assets	$856	$1,308
Investments in privately held companies	548	421
Income tax receivable	279	277
Lease receivables, net	398	353
Other	493	350

Total	$2,574	$2,709

DEFERRED REVENUE
Service	$3,938	$3,618
Product
Unrecognized revenue on product shipments and other deferred revenue	1,145	1,201
Cash receipts related to unrecognized revenue from two-tier distributors	405	223

	1,550	1,424

Total	$5,488	$5,042

Reported as:
Current	$4,300	$3,854
Noncurrent	1,188	1,188

Total	$5,488	$5,042

Notes:

(a)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets, and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.
(b)	Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.